HALE AND DORR LLP
                               Counsellors At Law

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                       617-526-6000  FAX 617-526-5000


                                                          April 25, 2001



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re: Post-Effective Amendment No. 29 to the Registration Statement of The Wright Managed Equity Trust (Trust) File Nos. 2-78047; 811-3489 (PEA no. 29)
                  -------------------------------------------------------

Gentlemen:

      Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 29 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 29, 1998, as exhibit no. 10 to post-effective amendment no. 23.

      The consent may not be used for any purpose other than as set forth above without our further consent.


                                            Very truly yours,


                                         /s/ Hale and Dorr LLP
                                            --------------------
                                             Hale and Dorr LLP